Unaudited Condensed Combined Pro Forma Balance Sheets at January 31, 2013 (Bold Energy, Inc.) and December 31, 2012 (Anio Ltd.)
	Bold Energy,	Anio	Pro Forma	Adjusted Pro
	Inc.	Ltd.	Adjustments	Forma Totals

ASSETS
Current assets:
Cash and cash equivalents	$5,483	$2,442	$—	$7,925
Accounts receivable	—	21,119	—	21,119
Inventories	—	55,918	—	55,918
Prepaid expenses and other current assets	—	34,064	—	34,064
Total current assets	—	113,543	—	119,026
Property and equipment, net	683	927	—	1,610
Other assets – intangibles, net	—	25,369	—	25,369
Total assets	$6,166	$139,839	$—	$146,005
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$36,372	$552,577	$—	$588,949
Short term debt	41,820	267,885	—	309,705
Due to shareholders	69,537	727,246	—	796,783
Total current liabilities	147,729	1,547,708	—	1,695,437
Total liabilities	147,729	1,547,708	—	1,695,437
Stockholders’ deficit:
Common stock	57,052	18,191	(18,191)	57,052
Additional paid-in capital	12,352,736	121,894	(12,533,160)	(58,530)
Accumulated other comprehensive loss	—	(23,743)	—	(23,743)
Accumulated deficit	(12,551,351)	(1,524,211)	12,551,351	(1,524,211)
Total stockholders' deficit	(141,563)	(1,407,869)	—	(1,549,432)
Total liabilities and stockholders' deficit	$6,166	$139,839	$—	$146,005

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (Year Ended July 31, 2012) & Anio Ltd. (Year Ended September 30, 2012)
	Bold Energy, Inc. - Year Ended July 31, 2012	Anio Ltd. – Year Ended September 30, 2012		Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$—		$560,368	$—	$560,368
Cost of goods sold	—		349,791	—	349,791
Gross profit	—		210,577	—	210,577
Operating Expenses
Selling, general and administrative expenses	3,941,359		325,106	(3,941,359)	325,106
Depreciation and amortization	796		4,058	(796)	4,058
Total operating expenses	3,942,155		329,164	(3,942,155)	329,164
Interest expense	(254)		(6,908)	—	(6,908)
Net loss	$(3,942,409)		$(125,495)	$3,942,409	$(125,495)
Foreign currency translation adjustments	—		(40,727)	—	(40,727)
Comprehensive loss	$(3,942,409)		$(166,222)	$3,942,409	$(166,222)
Basic and diluted loss per share	$(0.11)	$	n/a		$(0.00)
Weighted average shares of common stock outstanding – basic	34,920,990		n/a		34,920,990

Unaudited Condensed Combined Pro Forma Statements of Operations – Bold Energy, Inc. (3 Months Ended January 31, 2013) & Anio Ltd. (3 Months Ended December 31, 2012)
	Bold Energy, Inc. – 3 Months Ended January 31, 2013	Anio Ltd. – 3 Months Ended December 31, 2012		Pro Forma Adjustments	Pro Forma Adjusted Combined Totals
Revenue	$—		$58,695	$—	$58,695
Cost of goods sold	—		75,384	—	75,384
Gross profit	—		(16,689)	—	(16,689)
Operating Expenses
Selling, general and administrative Expenses	38,267		124,350	(38,267)	124,350
Depreciation and amortization	199		1,034	(199)	1,034
Total operating expenses	38,466		125,384	(38,466)	125,384
Interest expense	—		(10,401)	—	(10,401)
Net loss	$(38,466)		$(152,474)	$38,466	$(152,474)
Foreign currency translation adjustments	—		(57)	—	(57)
Comprehensive loss	$(38,466)		$(155,231)	$38,466	$(155,231)
Basic and diluted loss per share	$(0.00)	$	n/a		$(0.00)
Weighted average shares of common stock outstanding – basic	57,053,138		n/a		57,053,138

Notes to Unaudited Pro Forma Consolidated Financial Statements

Bold Energy, Inc. entered into a Share Exchange Agreement with Anio Ltd. whereby the Bold Energy, Inc. exchanged 54.3% of its outstanding shares of common stock for 100% of the outstanding shares of Anio Ltd. common stock. As of the closing date, Anio Ltd. will operate as a wholly owned subsidiary of Bold Energy, Inc.

As a result of the Share Exchange Agreement:

a)	each outstanding share of Anio Ltd. common stock shall be transferred, conveyed and delivered to Bold Energy, Inc. in exchange for 30,954,388 newly-issued shares of common stock, $0.001 par value per share, of Bold Energy, Inc.

b)	Eden Clark and Patrick DeBlois shall irrevocably cancel a total of 30,954,388 restricted shares of common stock of Bold Energy, Inc. prior to the closing date of the Share Exchange Agreement.

As of the closing date of the Share Exchange Agreement, the former shareholders of Anio Ltd. held approximately 54% of the issued and outstanding common shares of Bold Energy, Inc. The issuance of 30,954,388 common shares to the former shareholders of Anio Ltd. was deemed to be an acquisition for accounting purposes. The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in proforma adjustments.

The proforma, consolidated balance sheets of Bold Energy, Inc. and Anio Ltd. are presented here as of January 31, 2013 and December 31, 2012, respectively. The proforma, consolidated statements of operations for Bold Energy, Inc. and Anio Ltd. are presented here as of the years ended July 31, 2012 and September 30, 2012, and the three months ended January 31, 2013 and December 31, 2012, respectively.